EXHIBIT 15


November 13, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that our report dated October 24, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) is incorporated by reference in the Prospectuses constituting parts of T. Rowe Price Associates, Inc.'s Registration Statements on Form S-8 (No. 33-7012, No. 33-8672, No. 33-37573, No. 33-72568 and No. 33-58749). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ Price Waterhouse LLP